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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.

                                     20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              SCPIE HOLDINGS, INC.
             (exact name of registrant as specified in its charter)


                DELAWARE                                 95-4557980
        (State of incorporation)                      (I.R.S. Employer
                                                    Identification No.)

      9441 West Olympic Boulevard                        90213-4015
             P.O. Box 4015                               (Zip Code)
  Beverly Hills, California 90213-4015
         (Address of principal
           executive offices)

      If this form relates to the               If this form relates to the
    registration of a class of debt           registration of a class of debt
securities and is effective upon filing    securities and is to become effective
          pursuant to General                     simultaneously with the
    Instruction A(c)(1) please check           effectiveness of a concurrent
         the following box. [ ]               registration statement under the
                                             Securities Act of 1933 pursuant to
                                             General Instruction A(c)(2) please
                                                check the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

              Title of each class            Name of each exchange on which
              to be so registered            each class is to be registered

              -------------------            ------------------------------

                 Common Stock,                  New York Stock Exchange
           par value $.0001 per share

Securities to be registered pursuant to Section 12(g) of the Act:

                     None
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

                              -------------------


Item 1.  Description of Registrant's Securities to be Registered.

        SCPIE Holdings Inc. (the "Company") will issue shares of common stock, par value $.0001 per share, of the Company (the "Common Stock") pursuant to a Registration Statement on Form S-4 (No. 333-4454) under the Securities Act of 1933 filed with the Securities and Exchange Commission (the "Commission") on May 3, 1996, as amended by Amendment No. 1 filed with the Commission on August 8, 1996, Amendment No. 2 filed with the Commission on August 28, 1996, Amendment No. 3 filed with the Commission on September 12, 1996, and Amendment No. 4 filed with the Commission on September 16, 1996 (the "S-4 Registration Statement"). A description of the Common Stock meeting the requirements of this item appears under the heading "Description of Capital Stock" in the Prospectus in the S-4 Registration Statement and is incorporated herein by this reference.


Item 2.  Exhibits.

        Not applicable.









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                                   SIGNATURE

                                  ------------

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this Registration Statement to be signed on its behalf, by the undersigned, thereunto duly authorized.



Dated: November __, 1996


                                        SCPIE Holdings Inc.



                                        By:  DONALD J. ZUK
                                            --------------------------------
                                               Donald J. Zuk,
                                               President and Chief Executive
                                               Officer








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